Form N-SAR, Sub-Item 77C
Submission of matters to a vote of
security holders

Nuveen Investment Trust II
333-33607
811-8333

A special meeting of the shareholders
of each of the funds in Nuveen
Investment Trust II (the Trust)
was held July 26, 2005.

The purpose of the meeting was to

1. elect nine (9) trustees to serve
2. until their successors shall
3. have been duly elected and
4. qualified;

Approval of the Board Members
was reached as follows:

Robert P. Bremner
For 12,911,851
Withhold 239,500

Lawrence H. Brown
For   12,911,621
Withhold 239,730

Jack B. Evans
For  12,911,929
Withhold  239,422

William C. Hunter
For 12,912,110
Withhold  239,421

David J. Kundert
For 12,911,523
Withhold  239,828

William J. Schneider
For 12,912,285
Withhold  239,066

Timothy R. Schwertfeger
For 12,911,564
Withhold  239,787

Judith M. Stockdale
For 12,911,851
Withhold  239,500

Eugene S. Sunshine
For  12,912,285
Withhold  239,066

5. approve a new Investment
6. Management Agreement .

Nuveen Rittenhouse Growth Fund:
The number of shares voted in the
affirmative:  8,591,952
and
the number of negative votes:  97,765

Nuveen NWQ International Value
Fund:
The number of shares voted in the
affirmative:  4,139,189
and
the number of negative votes:  38,844

7. approve new Sub-Advisory
8. Agreements.

Approval of the new sub-advisory
agreement between Nuveen Asset
Management and Rittenhouse Asset
Management, Inc. was reached as
follows:

Nuveen Rittenhouse Growth Fund:
The number of shares voted in the
affirmative:  8,581,197
and
the number of negative votes:
117,298

Approval of the new sub-advisory
agreement between Nuveen Asset
Management and NWQ Investment
Management Company, LLC was
reached as follows:

Nuveen NWQ International Value
Fund:
The number of shares voted in the
affirmative:  4,139,019
and
the number of negative votes:  40,091


Proxy materials are herein
incorporated by reference
to the SEC filing on June 16, 2005,
under
Conformed Submission Type DEF
14A, accession
number 0000950137-05-007436.